AMENDMENT NUMBER TWO TO LOAN AGREEMENT

         Second Amendment entered into as of November 2, 1999 between INTEGRAMED AMERICA, INC. (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of September 11, 1998 and such Loan Agreement was amended by a First Amendment thereto dated as of September 25, 1998 (as so amended, the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend, certain provisions of the Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         2.       The Agreement is hereby amended as follows:

                  (a) The definition of "Permitted Stock Repurchase" contained in Section 1.1 is amended to read in its entirety as follows:

                           "Permitted   Stock   Repurchase"   shall   mean   the
                  Borrower's repurchase, for cash consideration, of certain of its outstanding Capital Stock, which Capital Stock, after such repurchase, shall become treasury stock of the Borrower; provided, that the total cash consideration for all such repurchases (regardless of when the same occurred) in the aggregate shall not exceed $4,000,000.

                  (b) The definition of "Fixed Charge Coverage Ratio" contained in Section 1.1 is amended to read in its entirety as follows:

                           "Fixed Charge Coverage Ration" shall be determined on
                  a rolling four-quarter basis and shall mean, for any such four-quarter period, the ration of (A) Consolidated Adjusted EBITDA for such period minus the sum of Capital Expenditures during such period that have not been financed (excluding amounts paid in connection with Permitted Acquisitions and excluding the Shady Grove Expenditures), and cash dividends paid during such period and income taxes paid during such period to (B) Consolidated Debt Service for such period."

                  (c) Section 1.1 is amended by adding a new definition for "Shady Grove Expenditures" to be inserted in its correct place alphabetically and to read in its entirety as follows:

                           "Shady Grove  Expenditures"  shall mean the aggregate
                  amount paid by the Borrower (up to a maximum amount of $1,527,000) prior to November 1, 1999 for the Borrower's acquisition of fixed assets in connection with its March 1998 acquisition of the Washington D. C. Shady Grove Fertility Center.

                  (d) Section 6.2 is amended to read in its entirety as follows:

                           6.2 Consolidated Effective Net Worth. Maintain (I) as
                  at the last day of each fiscal quarter ending on or prior to September 30, 1999, Consolidated Effective Net Worth in an amount not less than $26,750,000, plus 50% of the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, on a cumulative basis, commencing with June 30, 1998, for each fiscal quarter then ending (provided, that, notwithstanding the definition of Adjusted Net Income, there shall not be any reduction for any net loss), plus 80% of the net proceeds, on a cumulative basis, received by the Borrower in connection with any issuance of securities (whether for cash or otherwise) by the Borrower during the fiscal quarter then ending, minus the aggregate cash consideration actually paid by the Borrower in connection with any Permitted Stock Repurchase and (ii) as at the last day of each fiscal quarter ending subsequent to September 30, 1999, Consolidated Effective Net Worth in an amount not less than $29,500,000, plus 50% of the Consolidated Adjusted Net Income of the Borrower and its Subsidiaries, on a cumulative basis for each fiscal quarter then ending (provided, that notwithstanding the definition of Adjusted Net Income, there shall not be any reduction for any net loss), plus 80% of the net proceeds, on a cumulative basis, received by the Borrower in connection with any issuance of securities (whether for cash or otherwise) by the Borrower during the fiscal quarter then ending, minus the aggregate cash consideration actually paid by the Borrower in connection with any Permitted Stock Repurchase.

                  (e) Section 7.8 is amended to read in its entirety as follows:

                           7.8 Capital Expenditures;  Capitalized Leases. Expend
                  or agree to expend in the aggregate for the Borrower and all Subsidiaries in excess of $1,500,000 in any fiscal year for Capital Expenditures including assets acquired under Capitalized Leases, excluding (I) amounts paid in connection with Permitted Acquisitions and (ii) the Shady Grove Expenditures.

         3.       The Borrower hereby represents and warrants to the Bank that:

                  (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

         4. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         5. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Second Amendment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                   IntegraMed America, Inc.

                                   By:      /s/John Hlywak, Jr.
                                            --------------------------
                                   Name:    John Hlywak, Jr.
                                   Title:   Sr. Vice President and CFO

                                   FLEET BANK, NATIONAL ASSOCIATION

                                   By:      Thomas G. Carley
                                            --------------------------
                                   Name:    Thomas G. Carley
                                   Title:   President